                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             HINES NURSERIES, INC.,

                              COSTA PENN FARMS LLC

                                       AND

                          COSTA PENN LAND HOLDINGS LLC

                                   DATED AS OF

                                NOVEMBER 15, 2006

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of this 15th day of November, 2006 by and between Costa Penn Farms LLC, a Pennsylvania limited liability company ("COSTA PENN Farms"), and Costa Penn Land Holdings LLC, a Pennsylvania limited liability company ("COSTA LAND HOLDINGS" and together with Costa Penn Farms, the "BUYER"), and Hines Nurseries, Inc., a California corporation ("SELLER").

            WHEREAS, on September 10, 1999 Atlantic Greenhouses, Inc., a Virginia corporation ("ATLANTIC"), merged with and into Seller (the "MERGER") with Seller as the surviving corporation;

            WHEREAS, as a result of the Merger, Seller owns the real property located in Plumstead Township, Pennsylvania, consisting of approximately 31 acres, and more fully described in EXHIBIT A attached hereto and incorporated herein by this reference (the "HINES PROPERTY");

             WHEREAS, as a result of the Merger, Seller is successor in interest to that certain lease (the "Lease") dated December 10, 1996 between Atlantic and Mr. Arie Van Wingerden ("AVW") for certain real property located in Plumstead Township, Pennsylvania, consisting of approximately 29 acres, and more fully described in EXHIBIT B attached hereto and incorporated herein by this reference (the "LEASED PROPERTY");

            WHEREAS, as a result of the Merger, Seller is successor in interest to that certain option (the "OPTION") to purchase the Leased Property between Atlantic and AVW;

            WHEREAS, Seller operates a greenhouse plant facility on the Hines Property and the Leased Property from which Seller grows and sells ornamental bedding plants; and

            WHEREAS, Seller desires to sell and Buyer desires to purchase Seller's right, title and interest in and to the Hines Property, the Lease, the Option and certain inventory and other assets of Seller.

            NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be bound hereby, the parties hereto hereby agree as follows:

         1. PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined herein), Buyer agrees to purchase from Seller, and Seller agrees to sell, assign, transfer and deliver to Buyer all of Seller's right, title and interest in and to (i) the inventory, racks and other assets described in Section 1.1 and listed on Schedules 1.1(a), 1.1(b) and 1.1(c) hereto (collectively, the "OPERATING ASSETS"), (ii) the Hines Property,
(iii) Seller's interest in the Lease, and (iv) Seller's interest in the Option. The Operating Assets, the Hines Property and Seller's interest in the Lease and the Option shall be collectively referred to herein as the "PURCHASED ASSETS."

                  1.1 INVENTORY, RACKS AND OTHER ASSETS.

                           (a) INVENTORY. All inventory items and related
materials and supplies described on SCHEDULE 1.1(A) (the "INVENTORY").

                           (b) RACKS. The racks listed and described on SCHEDULE
1.1(B) (the "INITIAL RACKS").

                           (c) OTHER ASSETS. All other assets listed on SCHEDULE
1.1(C) (the "OTHER ASSETS").

                  1.2 ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement, at the Closing Buyer shall assume and agree to pay, perform or otherwise discharge as the same shall become due in accordance with their respective terms, all liabilities and obligations of Seller arising from or relating to the Lease, the Option and the contracts, agreements and unfulfilled purchase orders listed on SCHEDULE 1.2 (the "ASSUMED LIABILITIES").

                  1.3 EXCLUDED ASSETS. Seller shall not sell, assign, transfer or convey to Buyer, and Buyer shall not purchase, accept or assume, any inventory, property, item, contract, agreement or asset of the Seller, other than the Purchased Assets.

         2. CLOSING; PURCHASE PRICE.

                  2.1 TIME OF CLOSING. Subject to the satisfaction of the terms of the conditions set forth in Section 8.1 and Section 8.2 hereof, the closing of the purchase and sale of the Purchased Assets shall be consummated (the "CLOSING") on November 15, 2006 (the "CLOSING DATE") via facsimile, telephone, mail and other mutually acceptable means of communication and delivery; provided, however, that the Closing Date shall be extended as otherwise set forth in this Agreement or as mutually agreed to by the parties. If any date on which the Closing would occur by operation of this Agreement is a weekend day or a federal holiday, the Closing shall occur on the next business day. Except as otherwise provided in this Agreement, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered or executed simultaneously, and no action or proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. At the Closing, Buyer acknowledges receipt of the Purchased Assets.

                  2.2 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") shall be Five Million Three Hundred Thousand Dollars ($5,300,000), which amount includes One Million One Hundred Twenty Five Thousand Dollars ($1,125,000) which is to be treated as deferred purchase price (the "DEFERRED PURCHASE PRICE") and shall be held and disbursed through the Holdback Escrow as provided in Section 2.4 below and earned and paid in accordance with Sections 2.5 and 2.6 below. Buyer shall pay the Purchase Price into the Escrow (defined in Section 2.3 below) by wire transfer of immediately available federal funds to Commonwealth Land Title Insurance Company (the "ESCROW HOLDER") at least one (1) day prior to the Closing Date.

                  2.3 ESCROW. In connection with the Closing, Buyer and Seller shall open an escrow (the "ESCROW") with the Escrow Holder pursuant to an escrow agreement by and among, Buyer, Seller and the Escrow Holder in the form of EXHIBIT C attached hereto (the "ESCROW AGREEMENT"). In connection with the Closing, the Escrow Holder shall disburse all funds deposited with the Escrow Holder other than the Deferred Purchase Price pursuant to Section 3.3 of this Agreement.

                  2.4 DEFERRED PURCHASE PRICE HOLDBACK ESCROW. The Deferred Purchase Price shall be held by the Escrow Holder in a holdback escrow (the "Holdback Escrow") for a period of up to 90 days following the Closing. Escrow Holder shall deposit the Deferred Purchase Price in an interest bearing account reasonably approved by Seller and Buyer. The parties hereto agree that, for tax purposes, the interest income on the Holdback Escrow shall be allocable to Seller and Seller shall furnish the Escrow Holder with Seller's tax identification number and a completed Form W-9. In the event that the interest income allocated for tax purposes to Seller from the Holdback Escrow is greater than the interest income actually received by Seller from the Holdback Escrow, the parties agree to cooperate in the preparation and filing of such documentation as may be necessary to allocate the interest income, for tax purposes, in a manner consistent with the interest income actually received by each of the parties. The Deferred Purchase Price, plus interest accrued thereon, shall be disbursed from the Holdback Escrow as follows:

                           (a) In the event that on or before the 90th day after
the Closing, Seller delivers to Escrow Holder a copy of a Final Township Entitlement (as defined below) for no less than 6.43 additional (i.e. 18 total acres less 11.57 acres of existing greenhouses per Buyer's survey) acres of greenhouse buildings on the Hines Additional Greenhouse Property (as defined below), the entire Deferred Purchase Price, together with interest accrued thereon, shall be deemed earned by Seller and shall be released by Escrow Holder to Seller by wire transfer of immediately available federal funds within five business days of such delivery.

                           (b) In the event that on or before the 90th day after
the Closing, Seller delivers to Escrow Holder a copy of a Final Township Entitlement for less than 6.43 additional acres but more than 5 additional acres of greenhouse buildings on the Hines Additional Greenhouse Property, $875,000 of the Deferred Purchase Price, together with interest accrued thereon, shall be deemed earned by Seller and shall be released by Escrow Holder to Seller by wire transfer of immediately available federal funds within five business days of such delivery and the remaining $250,000 of the Deferred Purchase Price, plus interest accrued thereon, shall be retained by Buyer and shall be released by Escrow Holder to Buyer by wire transfer of immediately available federal funds within five business days of such delivery.

                           (c) In the event that the Seller has not delivered a
Final Township Entitlement for at least 5 additional acres of greenhouse buildings on the Hines Additional Greenhouse Property to Escrow Holder on or before the 90th day following the Closing, the entire Deferred Purchase Price, together with interest accrued thereon, shall be delivered to the Buyer by wire transfer of immediately available federal funds.

For purposes of this Agreement, a "TOWNSHIP ENTITLEMENT" shall mean (i) the issuance of a zoning permit, or other written commitment to issue a zoning permit or building permits, from Plumstead Township, Bucks County, Pennsylvania or (ii) a final judgment or court order from a Pennsylvania court having jurisdiction over the Real Property (a "COURT ORDER"), authorizing the construction of an aggregate of five (5) or more additional acres of greenhouses on the Hines Additional Greenhouse Property (defined below) subject to compliance with setback, building ordinances and other standard building permit conditions and requirements; and a Township Entitlement shall become a "FINAL TOWNSHIP ENTITLEMENT" either (i) upon issuance of a zoning permit or other written commitment to issue a zoning permit or building permits, if Seller has delivered a Declaration, substantially in the form attached hereto as EXHIBIT D (the "DECLARATION"), executed by AVW and Salisbury House of Southeast PA ("SALISBURY HOUSE"), providing for the allocation to the Hines Additional Greenhouse Property of no less than 16.56 of the 21 acres of greenhouse buildings entitlement (the "MINIMUM GREENHOUSE ENTITLEMENT ALLOCATION") pursuant to the "Stipulation and Agreed Order" described in the Declaration, (ii) upon issuance of a Court Order, or (iii) otherwise when the thirty (30) day appeal period for a challenge of the Township Entitlement under Pennsylvania law shall have expired without a third party challenge or appeal of the Township Entitlement having been timely and properly filed, or if such challenge or appeal has been timely and properly filed, such challenge or appeal has been denied, dismissed or otherwise resolved so as to uphold the Township Entitlement. Seller agrees to use good faith efforts for a period of not less than thirty (30) days after the Closing to attempt to obtain a Declaration from AVW and Salisbury House allocating at least 18 acres of greenhouse building entitlement to the Hines Additional Greenhouse Property, but if after such period, either AVW or Salisbury House refuses to execute a Declaration for such allocation, Seller may proceed to obtain a Declaration for an allocation no less than the Minimum Greenhouse Entitlement Allocation, subject to the applicable Deferred Purchase Price adjustment pursuant to Section 2.5 below. For purposes of this Agreement, the "HINES ADDITIONAL GREENHOUSE PROPERTY" shall mean, collectively, tax parcel 34-4-39 of the Hines Property and the approximately
17.22 acres of tax parcel 34-4-45 within the Leased Property which are more fully defined as the "Hines Properties" in the Declaration.

                  2.5 ADJUSTMENTS TO THE DEFERRED PURCHASE PRICE. The Deferred Purchase Price to be paid to Seller shall be subject to adjustment as follows:

                           (a) In the event that Seller obtains a Final Township
Entitlement on or before the date one (1) year after the Closing for no less than 6.43 additional acres of greenhouse buildings on the Hines Additional Greenhouse Property, the entire Deferred Purchase Price, together with interest accrued thereon, shall be paid to Seller by Escrow Holder or if such funds have been disbursed from the Holdback Escrow by Buyer.

                           (b) In the event that Seller obtains a Final Township
Entitlement on or before the date one (1) year after the Closing for less than
6.43 additional acres but more than 5 additional acres of greenhouse buildings on the Hines Additional Greenhouse Property, $875,000 of the Deferred Purchase Price, together with interest accrued thereon, be paid to Seller by Escrow Holder or if such funds have been disbursed from the Holdback Escrow by Buyer.

                           (c) In the event that Seller is unable to obtain a
Final Township Entitlement on or before the date one (1) year after the Closing for at least 5 additional acres of greenhouse buildings on the Hines Additional Greenhouse Property, the entire Deferred Purchase Price shall be retained by Buyer as consideration for the failure to obtain the additional Entitlement for the Hines Additional Greenhouse Property.

Seller and Buyer agree to cooperate in good faith to attempt to obtain the Final Township Entitlement as soon as reasonably possible after the Closing, provided that Seller shall retain primary authority and responsibility for pursuing the Final Township Entitlement for the Hines Additional Greenhouse Property. If, despite such good faith efforts, the parties have not been able to obtain the Final Township Entitlement on or before the 90th day after the Closing, Buyer may deduct from the Deferred Purchase Price reasonable attorneys fees and costs incurred by Buyer thereafter to attempt to obtain the Final Township Entitlement.

                  2.6 PAYMENT OF DEFERRED PURCHASE PRICE AFTER RELEASE OF HOLDBACK ESCROW TO BUYER. In the event that the Holdback Escrow has been disbursed to Buyer in accordance with Section 2.4(c) above but Seller obtains the Final Township Entitlement on or before the on or before the date one (1) year after the Closing, the Deferred Purchase Price (as adjusted pursuant to Section 2.6) shall be paid by the Buyer to Seller by wire transfer of immediately available federal funds within ten business days Seller's delivery to Buyer of evidence of the Final Township Entitlement. Any amount payable to Seller pursuant to this Section or Section 2.5 of this Agreement which is not timely paid to Seller in accordance with the applicable Section shall accrue interest from the applicable payment date at a rate equal to 10% per annum (computed on the basis of a 360-day year). Notwithstanding the preceding sentence, the rate of interest payable pursuant to this Section 2.6 shall in no event exceed the maximum rate, if any, permissible under applicable law.

                  2.7 SALES, USE AND TRANSFER TAXES. Buyer and Seller agree that any and all excise, deed, documentary, stamp or transfer tax and similar conveyance taxes or charges payable in connection with the transfer of the Hines Property and Seller's interest in the Lease and the Option shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer. Except as provided in the preceding sentence, Buyer shall be responsible for any sales, use or other taxes, duties, fees and governmental exactions imposed by any reason on the transfer of the Purchased Assets provided for hereunder and any deficiency, interest, or penalty asserted with respect thereto. Notwithstanding the preceding sentence, Buyer shall not be responsible for any income, capital gain or other similar tax incurred by Seller in connection with the transfer of the Purchased Assets.

                  2.8 PAYMENT OF COSTS AND EXPENSES. Except as provided herein, all fees and costs of the Escrow Holder in connection with the sale of the Purchased Assets shall be paid one-half (1/2) by Seller and one-half (1/2) by Buyer. Buyer shall pay at the Closing all costs associated with recording the Deed, the Memorandum (as defined herein), any mortgages Buyer places on the Hines Property and any other document which Buyer chooses to record. Buyer shall also pay at the Closing all premiums for Buyer's Title Insurance Policy (as defined below) and the cost of any survey prepared in connection herewith. Seller shall pay at the Closing all costs associated with recording any document received by Seller in connection with the transactions contemplated herein. Each party will bear the costs of its agents, attorneys, accountants, investment bankers, travel, lodging and entertainment and associated expenses.

                  2.9 PRORATIONS OF TAXES AND EXPENSES. All real estate taxes, charges and assessments affecting the Hines Property or payable under the Lease ("PROPERTY TAXES") and all rent or other charges payable under the Lease and all charges for water, electricity, sewer, gas, telephone and all other utilities ("OPERATING EXPENSES"), shall be prorated on a per diem basis as of 12:01 a.m. on the Closing Date. If any Property Taxes have not been finally assessed as of the Closing Date for the current fiscal year of the taxing authority, then the same shall be adjusted at the Closing based upon the most recently issued bills therefore, and shall be re-adjusted when and if final bills are issued. If any bills for Operating Expenses for periods prior to the Closing are not then available, then the parties shall make a reasonable estimate thereof for purposes of adjustments at the Closing, with such amounts to be re-adjusted between the parties within thirty (30) days of receipt of said bills.

                  2.10 ALLOCATION OF THE PURCHASE PRICE. The Purchase Price shall be allocated in relation to the Purchased Assets as set forth on SCHEDULE
2.10 hereto (the "ALLOCATION"). Each party agrees that it will not, in its tax returns or elsewhere, take a position inconsistent with the Allocation. Any subsequent adjustments to the Purchase Price pursuant to the terms hereof shall be reflected in the Allocation in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

         3. DELIVERIES.

                  3.1 DELIVERIES PRIOR TO CLOSING.

                           (a) Prior to 12:00 Noon on the Closing Date, Seller
shall deliver or cause to be delivered to the Escrow Holder:

                                    (i) a duly executed and acknowledged special
warranty deed (the "DEED") in favor of Buyer, conveying all of Seller's right, title and interest in and to the Hines Property in the form of EXHIBIT E attached hereto;

                                    (ii) a Memorandum of Lease and Option
executed by Seller in substantially the form of EXHIBIT F attached hereto (the "MEMORANDUM");

                                    (iii) an Assignment of Lease and Option duly
executed by Seller in substantially the form of EXHIBIT G attached hereto;

                                    (iv) a certification of the "non-foreign"
status of Seller (the "FIRPTA CERTIFICATE") in the form of EXHIBIT H attached hereto;

                                    (v) the Escrow Agreement duly executed by
Seller;

                                    (vi) a release of mortgage executed by
Deutchshe Bank Trust Company Americas, as Agent, relating to the Open-End Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing
(PA) dated December 12, 1999, as amended;

                                    (vii) certificates as to the good standing
of Seller from the appropriate officials of Seller's state of incorporation and Pennsylvania; and

                                    (viii) such customary documents and
certificates as the Escrow Holder shall require to transfer and convey the Hines Property and to issue the Buyer's Title Insurance Policy (provided that the foregoing shall not commit Seller to pay any amount, give any indemnity or other agreement or to undertake any other liability or continuing obligation which Seller shall not have specifically elected in its sole discretion to agree to perform).

                           (b) Prior to 12:00 Noon on the Closing Date, Buyer
shall deliver or cause to be delivered to the Escrow Holder:

                                    (i) the Purchase Price as set forth in
Section 2.2 of this Agreement;

                                    (ii) all taxes relating to the transfer or
conveyance of the Hines Property and the assignment of the Lease and the Option allocable to Buyer pursuant to Section 2.6 of this Agreement;

                                    (iii) all fees and costs allocable to Buyer
pursuant to Section 2.8 of this Agreement;

                                    (iv) all Property Taxes and Operating
Expenses allocable to Buyer pursuant to Section 2.8 of this Agreement;

                                    (v) the Escrow Agreement duly executed by
Buyer; and

                                    (vi) such customary documents and
certificates as the Escrow Holder shall require to transfer and convey the Hines Property and to issue the Buyer's Title Insurance Policy.

                3.2 DELIVERIES AT THE CLOSING.

                           (a) At the Closing, Seller shall deliver or cause to
be delivered to Buyer:

                                    (i) a Bill of Sale duly executed by Seller
in substantially the form of EXHIBIT I attached hereto;

                                    (ii) an Assignment and Assumption agreement
duly executed by Seller in substantially the form of EXHIBIT J attached hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT");

                                    (iii) a copy of resolutions or a written
consent of the Board of Directors of the Seller authorizing the transactions contemplated herein;

                                    (iv) title to any registerable vehicle
listed on SCHEDULE1.1(C) to the extent that Seller has possession of and can locate and deliver such titles at Closing; and

                                    (v) all other instruments and documents
reasonably required to effectuate this Agreement and the transactions contemplated thereby.

                           (b) At the Closing, Buyer shall deliver or cause to
be delivered to Seller:

                                    (i) the Assignment and Assumption Agreement
duly executed by Buyer;

                                    (ii) a guaranty in the form attached hereto
as EXHIBIT K from Costa Nursery Farms, LLC, a Florida limited liability company;

                                    (iii) a designated representative agreement
executed by Buyer in the form attached hereto as EXHIBIT L;

                                    (iv) proof of insurance in amounts and form
acceptable to Seller naming Seller as an additional insured;

                                    (v) a copy of resolutions or a written
consent of the members or managers of Costa Penn Farms and Costa Land Holdings authorizing the transactions contemplated herein; and

                                    (vi) all other instruments and documents
reasonably required to effectuate this Agreement and the transactions contemplated thereby.

                  3.3 FUNDS. Provided that all conditions to the Closing set forth in Section 8.1 and 8.2 have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on the Closing Date, Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price as follows: (a) deduct all items chargeable to the account of Seller pursuant to the provisions of this Agreement; (b) disburse the Purchase Price, less the Deferred Purchase Price and any deductions relating to clause (a) of this Section, to Seller promptly upon the Closing; and (c) disburse the remaining balance of the funds, if any, to Buyer promptly upon the Closing.

                  3.4 RECORDING. Upon Escrow Holder's disbursement of funds pursuant to Section 3.3 for the Closing, above, Escrow Holder shall cause the Deed (with documentary transfer tax information to be affixed after recording) and any other documents which the parties hereto may mutually direct, to be recorded with the County Clerk and obtain conformed copies thereof for distribution to Buyer and Seller.

                  3.5 BUYER'S TITLE INSURANCE POLICY. Upon completion of the recording provided in Section 3.4, Escrow Holder shall issue the Buyer's Title Insurance Policy to Buyer.

                  3.6 DELIVERY OF DOCUMENTS TO BUYER. Upon completion of the recording provided in Section 3.4, Escrow Holder shall deliver to Buyer at or promptly following the Closing: (a) a conformed copy of the recorded Deed and any other recorded documents and (b) the original FIRPTA Certificate.

                  3.7 DELIVERY OF DOCUMENTS TO SELLER. Upon completion of the recording provided in Section 3.4, Escrow Holder shall deliver to Seller at or promptly following the Closing a conformed copy of the recorded Deed, the Memorandum and any other recorded documents.

         4. REAL PROPERTY REQUIREMENTS.

                  4.1 TITLE AND SURVEY MATTERS.

                           (a) RECEIPT. Buyer acknowledges receipt prior to the
date hereof of from Escrow Holder that certain Commitment for Title Insurance covering the Hines Property and the Leased Property, Order No. PH223335MA, effective as of August 21, 2006, together with complete copies of all instruments referred to therein as exceptions to title (collectively, "TITLE REPORT"). Buyer acknowledges receipt prior to the date hereof of an ALTA survey (the "SURVEY") prepared by Gilmore and Associates dated October 23, 2006 (Job No. 0609068). Buyer shall be responsible all cost of the Survey.

                           (b) APPROVAL. Prior to the execution of this
Agreement, Buyer has had an opportunity to review and approve the Title Report, the Survey and all matters affecting title to the Hines Property and the Leased Property (collectively, the "TITLE AND SURVEY MATTERS"). By its execution of this Agreement, Buyer has hereby approved all Title and Survey Matters and Buyer further acknowledges and agrees that Buyer shall not have any right to terminate this Agreement regarding any of the Title and Survey Matters; provided, however, Seller shall comply with all customary requirements of the Escrow Holder applicable to Seller in issuing Buyer's Title Insurance Policy (defined below) (except those referring to AVW's mortgage on the Leased Property) and shall cause the following exceptions to title to the Hines Property to be removed prior to the Closing (collectively, the "DISAPPROVED EXCEPTIONS"): (i) monetary encumbrances on the Hines Property caused by or at the direction of Seller but expressly excluding (x) real property taxes and assessments constituting a lien not yet due and payable and (y) liens and encumbrances caused or permitted to occur by Buyer in connection with Buyer's entry upon and inspection of the Hines Property and/or the Leased Property; (ii) Exception #1 on the Title Report and
(iii) any other exceptions caused by Seller after the date hereof and not approved by Buyer as a Title and Survey Matter which in the reasonable opinion of Buyer will have a material and adverse affect on the use and/or operation of the Hines Property.

                  4.2 EXCEPTIONS TO TITLE. Buyer shall be obligated to accept title to the Hines Property subject only to the following exceptions to title (collectively, the "PERMITTED EXCEPTIONS"): (a) real estate taxes and assessments not then delinquent; (b) the lien of any supplemental taxes with respect to matters occurring on or after the Closing; (c) the printed exceptions which appear in the Buyer's Title Insurance Policy issued by the Escrow Holder;
(d) all Title and Survey Matters (except for the Disapproved Exceptions); and
(e) any matters affecting the Hines Property which are created by or with the consent of Buyer. Conclusive evidence of the availability of such title shall be the commitment of the Escrow Holder to issue to Buyer on the Closing Date a basic owner's policy of title insurance ("BUYER'S TITLE INSURANCE POLICY"), which Buyer's Title Insurance Policy shall reflect that title to the Hines Property is vested of record in Buyer, subject only to the Permitted Exceptions. In the event that Buyer desires an extended coverage policy of title insurance in lieu of the Buyer's Title Insurance Policy, or any endorsements to Buyer's Title Insurance Policy, Buyer shall be solely responsible at Buyer's sole cost and expense for providing Escrow Holder with the instruments and other documents (including without limitation any updated Survey) required in obtaining such extended coverage policy of title insurance and/or title endorsements; provided, however such extended coverage or endorsements shall not operate to delay the Closing.

                  4.3 BUYER'S DUE DILIGENCE.

                           (a) DELIVERY AND AVAILABILITY OF DUE DILIGENCE
MATERIALS. Buyer hereby acknowledges receipt of copies of all reports and other written materials ("DUE DILIGENCE MATERIALS") described on SCHEDULE 4.3(A). Buyer acknowledges that it has received and is familiar with the contents contained in the Due Diligence Materials. Except for the express representations, warranties and indemnities of Seller set forth in this Agreement, (i) Seller makes no representation or warranty, either express or implied, that the Due Diligence Materials are accurate or complete and (ii) Buyer hereby releases Seller from any liability whatsoever with respect to the Due Diligence Materials, including, without limitation, the matters set forth in the Due Diligence Materials and the accuracy and/or completeness of the Due Diligence Materials.

                           (b) APPROVAL OF DUE DILIGENCE MATERIALS. Subject to
the express representations, warranties and indemnities of Seller set forth in this Agreement, by its execution of this Agreement, Buyer hereby approves all Due Diligence Materials, the physical condition of the Property and all issues in connection with the Hines Property and the Leased Property in every respect. Buyer acknowledges and agrees that Buyer shall not have any right to terminate this Agreement regarding the physical condition or feasibility of the Hines Property and the Leased Property. In addition, Buyer's obligations under this Agreement to be performed in connection with the Closing shall not be contingent upon Buyer's approval of the Due Diligence Materials, the physical condition of the Hines Property and the Leased Property, any issues in connection with the Hines Property and the Leased Property or Buyer's obtaining of financing in connection with Buyer's proposed acquisition of the Hines Property and the Leased Property pursuant to the terms and conditions of this Agreement.

                  4.4 PHYSICAL INSPECTIONS.

                           (a) [Intentionally Omitted]

                           (b) Buyer shall indemnify, defend (with counsel
satisfactory to Seller), protect and hold Seller and each of its respective partners, members, employees, representatives, directors, officers, shareholders, parents, subsidiaries, accountants, agents and affiliates (collectively, "SELLER RELATED PARTIES"), the Hines Property and the Leased Property harmless from and against all claims, demands, actions, lawsuits, liabilities, damages, losses, obligations, fines, penalties, costs and expenses (including, without limitation, attorneys' fees and all court costs asserted against or incurred by Seller, any Seller Related Party, the Hines Property or the Leased Property) directly or indirectly arising from or in connection with all inspections of the Hines Property and the Leased Property, or any portion thereof, by Buyer or any Buyer Party prior to the Closing. The foregoing indemnity shall survive the Closing and any earlier termination of this Agreement.

                  4.5 Concurrently with the execution of this Agreement and as a condition precedent to the Closing, Buyer shall enter into an escrow agreement with AVW, as seller, and Escrow Holder, as escrow agent, for Buyer's purchase of the Leased Property pursuant to the Option, and Buyer shall deposit the $800,000 purchase price for the Leased Property and AVW shall deposit a grant deed for the Leased Property into escrow established with Escrow Holder thereunder (the "OPTION ESCROW").

         5. EMPLOYEES AND EMPLOYEE BENEFITS

                  5.1 EMPLOYMENT. At the request of Buyer, Seller has communicated Buyer's offer of employment to certain employees of Seller and
SCHEDULE 5.1 lists those employees of Seller that the parties believe have indicated an intent to accept Buyer's offer of employment (such employees are referred to herein as the "IDENTIFIED Employees"). Buyer is responsible for all obligations and liabilities arising out of Buyer's offers to or employment of the Identified Employees. Buyer agrees that, for purposes of all employee benefit plans, policies and employee fringe benefit programs, including vacation policies, of Buyer which may apply to Identified Employees or in which the Identified Employees may participate following the Closing, credit will be given to the Identified Employees for service previously credited with Seller prior to the Closing. Prior to the Closing, Seller shall pay to each Identified Employee all accrued vacation pay in accordance with applicable law.

                  5.2 NO RIGHT OF EMPLOYMENT. Nothing contained herein, express or implied, is intended to confer upon any Identified Employee any right to continued employment for any period by reason of this Agreement. Nothing contained herein is intended to confer upon any Identified Employee any particular term or condition of employment other than as expressly referred to in Section 5.1 of this Agreement.

         6. SELLER REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Buyer, except as set forth on the disclosure schedules attached hereto ("SELLER'S SCHEDULE OF EXCEPTIONS"), as follows:

                  6.1 GENERAL REPRESENTATIONS AND WARRANTIES.

                           (a) EXISTENCE. Seller validly exists as a corporation
in good standing under the laws of the State of California and is qualified to do business as a foreign corporation in Pennsylvania.

                           (b) AUTHORITY TO SELL PURCHASED ASSETS. Seller has
all requisite corporate power and authority to sell the Purchased Assets to Buyer as contemplated herein, and such sale of the Purchased Assets have been duly and validly authorized by all necessary corporate action on the part of Seller.

                           (c) TITLE TO OPERATING ASSETS. Subject to Section
10.8 hereof, at Closing, Seller will deliver good and marketable title to the Operating Assets, free and clear of all liens, claims and encumbrances except for liens, claims and encumbrances which will be removed at Closing and any lien claim or encumbrance created by Buyer or otherwise resulting from Buyer's actions.

                           (d) NON-CONTRAVENTION. None of the execution,
delivery or performance by Seller of this Agreement does or will (a) contravene or conflict with Seller's articles of incorporation or bylaws, or (b) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Seller.

                           (e) EXECUTION AND DELIVERY. This Agreement has been
duly executed and delivered by Seller and the other agreements, documents and instruments to be executed in connection herewith (the "Transaction Documents") when executed and delivered at the Closing will be duly executed and delivered.

This Agreement constitutes, and the Transaction Documents when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except to the extent such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).

                           (f) NO OTHER OPERATING ASSETS REPRESENTATIONS OR
WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS
SECTION 6.1 RELATING TO THE OPERATING ASSETS, SELLER MAKES NO OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE OPERATING ASSETS AND SELLER HEREBY DISCLAIMS ANY OTHER SUCH REPRESENTATION OR WARRANTY. THE OPERATING ASSETS ARE USED AND ARE BEING SOLD "AS IS - WHERE IS" AND THE SELLER HEREBY DISCLAIMS THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR USE.

                  6.2 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE REAL PROPERTY.

                           (a) USE OF PREMISES BY THIRD PARTIES. Except as
provided in the Title Report, Seller has not leased or otherwise granted to any third party the right to use or occupy the Hines Property or the Leased Premises or any portion thereof pursuant to a written agreement.

                           (b) OPTIONS, RIGHT OF FIRST OFFER, ETC. There are no
outstanding third party options, rights of first offer or rights of first refusal to purchase the Hines Property or any portion thereof or interest therein other than those to be transferred hereby.

                           (c) CONDEMNATION. To Seller's Knowledge it has not
received any written notice of condemnation, or other proceeding in eminent domain, affecting the Hines Property or the Leased Property or any part thereof.

                           (d) ENVIRONMENTAL MATTERS. Except for matters that
are expressly disclosed in the environmental reports listed in SCHEDULE 6.2(D) (collectively, the "ENVIRONMENTAL REPORTS"), to Seller's knowledge it has not received any written notice of any violation of any applicable federal, state or local environmental laws affecting the Hines Property or any part thereof. Except for arsenic detected in Well 4 on the Real Property slightly above the drinking water standard as identified in Buyer's Phase II Environmental Report and matters that have been previously remediated as described in the Environmental Reports, Seller has not released any Hazardous Materials on the Property in violation of applicable environmental laws during its ownership of the Hines Property.

                           (e) ALL REAL PROPERTY. The Leased Property and the
Hines Property comprise all of the real property used in the business of Seller in Pipersville, Pennsylvania.

                           (f) IMPROVEMENTS. To Seller's Knowledge, all
buildings, structures, fixtures, building systems and all components thereof, are free from defects that would materially and adversely impact Seller's current operations on the Hines Property and the Leased Property.

                           (g) UTILITY SERVICES. To Seller's Knowledge all
water, gas and electrical utility services are sufficient for Seller's current operations on the Hines Property and the Leased Property.

                           (h) COMPLIANCE WITH LAWS; LEGAL PROCEEDINGS. Except
for matters that are expressly disclosed in the environmental reports listed in
SCHEDULE 6.2(D) or Buyer's Phase II Report, to Seller's Knowledge (i) it has materially complied with all applicable federal, state, and local laws and regulations and; (ii) it has not received notice of any claim, action, suit or proceeding pending before any court or government agency, which, if resolved against Seller, would materially and adversely affect the Hines Property or Leased Property following the Closing.

                           (i) PERMITS. To Seller's Knowledge, Seller has all
certificates of occupancy and operating permits which are required for Seller's use or occupancy of the Hines Property and the Leased Property. Seller has provided Buyer a true and complete copy of the certificates or permits listed on
SCHEDULE 6.2(I).

                           (j) DUE DILIGENCE ITEMS. To Seller's Knowledge, there
is no material inaccuracy in the Due Diligence Items provided by Seller to Buyer relating to the Hines Property and the Leased Property.

                           (k) THE LEASED PROPERTY. As of the date hereof:

                                    (i) the Lease is in full force and effect;

                                    (ii) Seller is not in material breach or
default under the terms of the Lease and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination or modification thereunder;

                                    (iii) to Seller's Knowledge, AVW, as lessor
under the Lease, is not in material breach or default under the terms of the Lease and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination or modification thereunder;

                                    (iv) to Seller's Knowledge, neither Seller
nor AVW has repudiated any provision of the Lease; and

                                    (v) Seller has not previously assigned or
transferred its interest in the Lease to a third party.

Notwithstanding anything to the contrary in this Agreement, all references contained in this Agreement, or contained in any certificate delivered or document executed by Seller and delivered pursuant to this Agreement, to the phrase "Seller's Knowledge" or like expressions shall exclusively refer to the actual current knowledge of Claudia Pieropan, Lincoln Moehle, Matt Vance, Steve Avery, Bill Robertson, and Steve Adamkowski, without any duty of investigation or inquiry and without any imputation of the knowledge of any other person or entity (provided however, that the foregoing representations and warranties shall not in and of themselves create personal liability for such individuals).

                  6.3 DISCLAIMER OF REPRESENTATIONS OR WARRANTIES BY SELLER. EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF SELLER SET FORTH IN THIS AGREEMENT, BUYER HEREBY ACKNOWLEDGES AND AGREES THAT THE SALE OF THE HINES PROPERTY AND ASSIGNMENT OF THE LEASED PROPERTY HEREUNDER IS AND WILL BE MADE ON AN "AS IS, WHERE IS" BASIS AND WITH ALL FAULTS AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, THE HINES PROPERTY AND THE LEASED PROPERTY, WITH RESPECT TO, (1) ENVIRONMENTAL MATTERS RELATING TO THE HINES PROPERTY AND THE LEASED PROPERTY OR ANY PORTION THEREOF, (2) SURFACE AND SUBSURFACE GEOLOGICAL AND SOILS CONDITIONS, (3) WHETHER OR NOT AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY WATER, FLOOD HAZARD OR FLOOD LIKELIHOOD, (4) DRAINAGE ISSUES, CONDITIONS OR PROBLEMS, (5) THE AVAILABILITY OF ANY UTILITIES TO THE HINES PROPERTY AND THE LEASED PROPERTY OR ANY PORTION THEREOF, (6) ACCESS TO THE HINES PROPERTY AND THE LEASED PROPERTY OR ANY PORTION THEREOF, (7) THE VALUE, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, DURABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL CONDITION OF THE HINES PROPERTY AND THE LEASED PROPERTY OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS, OR CLAIMS ON OR AFFECTING, OR PERTAINING TO, THE HINES PROPERTY AND THE LEASED PROPERTY OR ANY PART THEREOF, (8) THE CONDITION OR CURRENT OR POTENTIAL USE OF THE HINES PROPERTY AND THE LEASED PROPERTY OR COMPLIANCE OF THE HINES PROPERTY AND THE LEASED PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (9) THE PRESENCE OF HAZARDOUS MATERIALS (DEFINED BELOW) IN OR ON, UNDER OR IN THE VICINITY OF THE HINES PROPERTY OR THE LEASED PROPERTY (10) THE EXISTENCE OR NON-EXISTENCE OF ANY UNDERGROUND STORAGE TANKS OR THE CONDITION THEREOF, OR
(11) THE MERCHANTABILITY OF THE HINES PROPERTY AND THE LEASED PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE HINES PROPERTY AND THE LEASED PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE HINES PROPERTY AND THE LEASED PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE).

         7. REPRESENTATIONS AND WARRANTIES REGARDING BUYER. Costa Penn Farms and Costa Land Holdings hereby jointly and severally represent and warrant to Seller, as of the date hereof, as follows:

                           (a) EXISTENCE. Buyer validly exists as a limited
liability company in good standing under the laws of the State of Pennsylvania and is qualified to do business as a foreign limited liability company in Pennsylvania.

                           (b) AUTHORITY TO PURCHASE PURCHASED ASSETS. Buyer has
all requisite power and authority to purchase the Purchased Assets from Seller as contemplated hereby, and such purchase of the Purchased Assets has been duly and validly authorized by all necessary action on the part of Buyer.

                           (c) REQUIRED CONSENTS. None of the execution,
delivery or performance by Buyer of this Agreement requires any action by or in respect of, or filing with any governmental body, agency, official or authority or the consent of any third party.

                           (d) NON-CONTRAVENTION. None of the execution,
delivery or performance by Buyer of this Agreement does or will (i) contravene or conflict with Buyer's Articles of Organization or Operating Agreement, or
(ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Buyer.

                           (e) EXECUTION AND DELIVERY. This Agreement has been
duly executed and delivered by Buyer and the Transaction Documents when executed and delivered by Buyer at the Closing will be duly executed and delivered. This Agreement constitutes, and the Transaction Documents when duly executed and delivered by Buyer will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) general principles of equity (whether considered in an action in equity or at law).

                           (f) BUYER'S INDEPENDENT INVESTIGATION. Buyer
acknowledges that it has analyzed and become familiar with the Operating Assets, the Hines Property and the Leased Property and has made such independent investigations as Buyer deems necessary or appropriate concerning the condition of the Operating Assets, the Hines Property and the Leased Property and the suitability thereof for Buyer's potential purchase, development and use. Buyer acknowledges that it has been made aware that the septic system for the Hines Property and the Leased Property does not have a leach field and the septic tanks for the Hines Property and the Leased Property must be regularly emptied by a third-party service provider. Buyer acknowledges that except as specifically provided for in Section 6 herein, (i) the Operating Assets and the Hines Property are being sold and that the Lease and the Option are being assigned "AS IS - WHERE IS," and (ii) Seller is making no representation or warranty regarding the Operating Assets, the Hines Property, the Lease, the Option, the Leased Property or the transactions contemplated herein. Seller shall not be liable for any failure to investigate the Hines Property and Leased Property nor shall Seller be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Hines Property and Leased Property or the operation thereof, furnished by Seller or by any real estate broker, attorney, agent, representative, employee, servant or other person acting on Seller's behalf, except for the express representations and warranties of Seller set forth in this Agreement. It is expressly understood and agreed that the amount of the Purchase Price reflects, and the Hines Property is being sold by Seller and purchased by Buyer and the Lease and the Option are being assigned to Buyer subject to, the foregoing disclaimers, which shall survive the Closing.

         8. CONDITIONS PRECEDENT.

                  8.1 BUYER'S CONDITION PRECEDENT TO CLOSE. Buyer's obligation to purchase the Purchased Assets, to assume the Lease and the Option and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                           (a) All of Seller's representations and warranties in
this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date.

                           (b) Seller shall have performed and complied in all
material respects with all material terms, conditions, and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

                           (c) Seller shall have delivered all the documents
required to be delivered or executed by Seller pursuant to Section 3.

                           (d) Buyer and AVW shall have executed the Option
Escrow Agreement and the Option Escrow shall have been opened.

                  8.2 SELLER'S CONDITION PRECEDENT TO CLOSE. Seller's obligation to sell, transfer, convey and assign Seller's right title and interest in the Purchased Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

                           (a) Buyer shall have timely delivered the Purchase
Price pursuant to Section 2.3.

                           (b) All of Buyer's representations and warranties in
this Agreement shall be true and correct in all material respect on and as of the Closing Date as though such representations and warranties were made on and as of such date.

                           (c) Buyer shall have performed and complied in all
material respects with all material terms, conditions, and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

                           (d) Buyer shall have delivered all the documents
required to be delivered or executed by Buyer pursuant to Section 3.

                           (e) Buyer and AVW shall have executed the Option
Escrow Agreement and the Option Escrow shall have been opened.

         9. SURVIVAL AND INDEMNIFICATION.

                  9.1 SURVIVAL. All covenants and agreements of the parties in this Agreement or provided herein shall survive the Closing without limit, unless otherwise specifically provided for herein. All representations and warranties of the parties shall survive the Closing for a period ending eighteen
(18) months after the Closing (except for the representations and warranties set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.2(d), 7.1(a), 7.1(b), and 7.1(c),
which shall expire at the end of the applicable statute of limitations for the indemnified matter) (the "SURVIVAL PERIOD"), notwithstanding any investigation at any time made by or on behalf of the other party; PROVIDED, HOWEVER, that, any representation or warranty which is the subject of a claim or dispute asserted prior to the expiration date of the Survival Period shall survive with respect to such claim or dispute until final resolution thereof. All claims for indemnity hereunder shall be made in writing, and shall state with reasonable specificity the matter for which indemnification is sought.

                  9.2 SELLER'S INDEMNIFICATION. Seller hereby agrees to indemnify, defend and hold Buyer and its shareholders, officers, employees, directors, agents and affiliates (the "SELLER INDEMNITEES") harmless from and against any and all claims, liabilities, losses, damages or injuries together with costs and expenses, including reasonable legal fees, arising out of, related to or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Seller in this Agreement arising during the Survival Period, (ii) any breach in any material respect by Seller, unless waived by Buyer, of any covenant or agreement of Seller contained in or arising out of this Agreement, (iii) any liability or obligation relating to, resulting from or arising out of the Operating Assets before the Closing (except for any Assumed Liabilities) and (iv) any failure by Seller to comply with any "bulk sale" law, including, without limitation, any law requiring notice of the transactions pursuant to this Agreement to be given to any taxing authority or imposing any damages on Buyer if Seller fails to give any such notice.

                  9.3 BUYER'S INDEMNIFICATION. Buyer hereby agrees to indemnify, defend and hold Seller and its shareholders, officers, employees, directors, agents and affiliates (the "BUYER INDEMNITEES") harmless from and against any and all claims, liabilities, losses, damages or injuries together with costs and expenses, including reasonable legal fees, arising out of or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Buyer in this Agreement arising during the Survival Period, (ii) any breach in any material respect by Buyer, unless waived by Seller, of any covenant or agreement of Buyer contained in or arising out of this Agreement, (iii) any liability or obligation relating to, resulting from or arising out of the Assumed Liabilities or the Purchased Assets accruing on or after the Closing or the Buyer's business.

                  9.4 LIMITATIONS ON REPRESENTATION AND WARRANTY CLAIMS AND INDEMNIFICATION.

                           (a) The obligations of Seller pursuant to Article 6
and Section 9.2 and the obligations of Buyer pursuant to Article 7 and subclause
(i) of Section 9.3, respectively, shall each not exceed an aggregate amount equal to One Million Dollars ($1,000,000) (the "CAP AMOUNT").

                           (b) Notwithstanding the indemnification obligations
arising in subclause (i) of Section 9.2 and subclause (i) of Section 9.3, neither Seller nor Buyer shall be liable for the first Twenty Five Thousand Dollars ($25,000) (the "THRESHOLD AMOUNT") in aggregate damages sustained by Buyer Indemnitees or Seller Indemnitees, respectively, pursuant to the indemnification obligations arising in subclause (i) of Section 9.2 and subclause (i) of Section 9.3; provided Buyer Indemnitees and Seller Indemnitees shall be entitled to indemnification for damages in excess of such Threshold Amount (but not to exceed the Cap Amount) in the event damages to such Buyer Indemnitees or Seller Indemnitees exceed such Threshold Amount.

                           (c) Notwithstanding anything herein to the contrary,
the Cap Amount and the Threshold Amount shall not apply to any indemnification obligation of Seller or Buyer arising as a result of fraud, willful breach or intentional misrepresentation.

                  9.5 THIRD PARTY CLAIMS. If a claim by a third party is made against any party entitled to indemnification under this Agreement, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have ten days after receipt of the above-referenced notice to undertake, through counsel of its choosing (subject to the consent of the indemnified party) and at the expense of the indemnifying party, the settlement or defense thereof; PROVIDED, HOWEVER, that any such settlement shall be subject to the consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party does not notify the indemnified party within ten days after receipt of the indemnified party's notice of a claim of indemnity hereunder that the indemnifying party elects to undertake the defense thereof, or the indemnifying party ceases to reasonably contest such claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in its exclusive discretion at the expense of the indemnifying party. Nothing contained in this Section 9.5 shall be construed as a limitation on the right of any party to indemnification under this Agreement.

         10. ADDITIONAL COVENANTS.

                  10.1 NON-DISCLOSURE. Both Seller and Buyer shall hold in confidence, and each shall use reasonable efforts to ensure that its employees and representatives hold in confidence, all information concerning the other party hereto and the terms and conditions of this Agreement.

                  10.2 NUMBERING OF RACKS; SALE OF ADDITIONAL RACKS. In addition to the Initial Racks being sold to Buyer pursuant to Section 1.1 above, Buyer agrees to acquire from Seller those additional racks (each such rack consisting of a base and one or more shelves) which are delivered by Seller to Buyer after the Closing and prior to November 15, 2006 (such additional racks to be purchased by Buyer are referred to as the "ADDITIONAL RACKS"). On November 16, 2006, Buyer shall deliver a report to Seller setting forth in reasonable detail the number of Additional Racks and the number of shelves on each Additional Rack delivered by Seller to Buyer and pay to Seller by wire transfer a purchase price of $60 for each base of a rack and $5 for each shelf listed thereon (such additional purchase price is defined as the "ADDITIONAL RACKS PURCHASE PRICE"). Buyer shall keep a record of the Additional Racks and provide Seller with reasonable access to such records and the Additional Racks for the purpose of verifying the number of Additional Racks and the number of shelves on each Additional Rack and the resulting Additional Racks Purchase Price calculations. In order to keep track of the number of Additional Racks to be acquired by Buyer, Buyer agrees to sequentially number or otherwise mark such Additional Racks. Title for the Additional Racks will not transfer from Seller to Buyer until such time as the Additional Racks Purchase Price for such Additional Racks has been received by Seller. The Additional Racks are being sold to Buyer hereunder are used, have incurred wear and tear and are being sold subject to the limitations set forth in Section 6.1(f) and Section 7(f) above. In no event will Buyer be required to purchase (i) a non-functional Additional Rack as reasonably determined by the parties, or (ii) more than 2,000 rack bases or 12,000 rack shelves.

                  10.3 NO ACCEPTANCE ON SELLER'S BEHALF. Buyer shall not accept delivery of goods shipped to, ordered by or intended for Seller. Buyer shall be responsible for all liabilities and obligations relating to or arising out of any goods shipped to, ordered by or intended for Seller which are accepted by Buyer and to the extent that Seller has paid for any such goods accepted by Buyer, Buyer shall promptly reimburse Seller for any such amounts.

                  10.4 COOPERATION. The parties shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereunder.

                  10.5 RELEASE. Subject to Seller's express representations, warranties and indemnities set forth in this Agreement, Buyer (on behalf of itself and its agents, employees, independent contractors, successors or assigns) hereby waives, releases and discharges Seller and the Seller Related Parties and each of them, from any and all suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs and expenses of whatever kind, known or unknown, suspected or unsuspected, now or hereafter existing or discovered, in any manner or way connected with the physical condition of the Hines Property and the Leased Property, any latent or patent defects concerning same and any actual or alleged violations of law concerning same, and/or any claim or any action concerning the environmental condition of the Hines Property and the Leased Property, including without limitation under any provision of federal, state or local law, which Buyer had, has or may have, based upon the past, present or future presence, discharge, treatment, recycling, use, migration, storage, generation, or release or transportation to or from the Hines Property and the Leased Property of any contaminants or hazardous or toxic materials or waste on or in the soil or ground water on or under the Hines Property and the Leased Property (collectively, "HAZARDOUS MATERIALS") or the environmental condition of the Property (including without limitation all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder). Buyer acknowledges that unknown and unsuspected Hazardous Materials may hereafter be discovered on or about the Property, and, except for Seller's express representations, warranties and indemnities set forth in this Agreement, Buyer knowingly releases Seller from any and all liability related thereto. Buyer hereby agrees that the matters released herein are not limited to matters which are known, disclosed, suspected or foreseeable.

                  10.6 [Intentionally Omitted]

                  10.7 LIMITED USE OF SELLER'S NAME. Seller hereby grants to Purchaser, for the period commencing on the Closing and ending the earlier of June 30, 2007 or such time as all Inventory tagged with Seller's tags prior to the Closing has been sold or otherwise disposed of by Purchaser, the royalty-free (other than the consideration to be paid hereunder), non-exclusive, non-transferable, restricted right and limited license to use the name "Hines," "Hines Nurseries" or similar derivations thereof solely on tags attached by Seller to the Inventory prior to the Closing and solely for the purpose of selling such Inventory. The parties acknowledge that Seller is the exclusive owner of all rights in the name "Hines," "Hines Nurseries" or similar derivations thereof and that nothing in this Agreement confers any rights to Purchaser therein except as specifically set forth in the previous sentence.

                  10.8 TITLE TO VEHICLES. Seller agrees to deliver to Purchaser, within a reasonable time after the Closing, those titles to registerable vehicles listed on SCHEDULE 1.1(C) which Seller was unable to deliver at Closing pursuant to Section 3.2(a)(iv) hereof. Promptly after receiving the titles to registerable vehicles pursuant to Section 3.2(a)(iv) and promptly after receiving any additional titles to registerable vehicles pursuant to this section, Purchaser agrees to register such vehicles in Purchaser's own name with the Department of Motor Vehicles or comparable governmental agency in the State of Pennsylvania and to provide Seller with evidence reasonably satisfactory to Seller of such registration. Purchaser agrees to indemnify and hold Seller harmless from any costs, claim, liability or other expense resulting from any delay in Purchaser's registration of the vehicles in Purchaser's own name and to name Seller as an additional insured on Purchaser's insurance for such vehicles until such registration.

                  10.9 SELLER'S POINSETTIAS AND SUPPLIES. Notwithstanding anything contained in this Agreement to the contrary, Seller shall not sell, transfer or convey and Buyer shall not purchase, Seller's right, title or interest in the poinsettias, boxes, sleeves, pot covers and other materials and supplies listed on SCHEDULE 10.9 ("SELLER'S POINSETTIAS AND SUPPLIES") or in the remaining assets of Seller which are the subject of Section 10.10 below. Buyer agrees to provide Seller with access to the Hines Property and the Leased Property to review, handle and monitor Seller's Poinsettias and Supplies. At no cost to Seller, Seller shall be permitted to leave Seller's Poinsettias and Supplies on the Hines Property and the Leased Property after the Closing and Buyer agrees to (a) store, care for, handle, water, fertilize and feed Seller's Poinsettias and Supplies on the Hines Property or the Leased Property in a manner consistent with industry practice and utilizing not less than the level of care which Buyer employs for its own poinsettias and other similar goods and products, and (b) take the steps necessary to prepare for shipment (such as putting on sleeves, pot covers and proper labels on the pots to ready the plants for retail sale and putting the readied plants in the boxes for shipping) and load Seller's readied and boxed Poinsettias and Supplies on the trucks designated by Seller as directed by Seller. Seller shall provide Buyer with the sleeves, pot covers, boxes and labels to be used for such purposes. Seller shall provide Buyer not less than one business day's advance notice prior to the expected shipments of Seller's Poinsettias and Supplies. Buyer acknowledges that Seller's Poinsettias and Supplies and the remaining assets which are the subject of 10.10 below shall remain the exclusive property of Seller and Buyer agrees not to hypothecate, encumber or allow any lien to be placed on Seller's Poinsettias and Supplies or such other remaining assets. Buyer agrees to reasonably cooperate with Seller and provide reasonable assistance to Seller in order to fulfill the intentions and purposes of this Section.

                  10.10 ACCESS TO PREMISES; STORAGE OF ASSETS. Buyer agrees, without cost to Seller, to permit Seller and a reasonable number of Seller's employees, agents and representatives access to the Hines Property and the Leased Property following the Closing in order to perform certain post-closing activities. For a period of thirty (30) days following the Closing, Buyer agrees, without cost to Seller, to permit Seller to store Seller's remaining assets on the Hines Property and the Leased Property where such assets are currently located or in such other location on the Hines Property or the Leased Property which the parties may agree. It is understood that Seller shall arrange to transfer Seller's remaining assets on the Hines Property and the Leased Property to another of Seller's facilities within the thirty (30) days following the Closing and Buyer agrees to reasonably cooperate with Seller in facilitating such transfers of the remaining assets, including, without limitation, providing Seller access to the remaining assets and to provide cooperation and assistance to Seller for the purpose of permitting Seller to load such assets on trucks designated by Seller.

                  10.11 BUYER'S CERTIFICATES OF GOOD STANDING. Within ten (10) business days following the Closing, Buyer shall deliver to Seller certificates as to the good standing of Costa Penn Farms and Costa Land Holdings from the appropriate officials of the state of Pennsylvania.

         11. TERMINATION.

                  11.1 This Agreement and the transactions contemplated herein may be terminated at any time prior to the Closing Date :

                           (a) by the mutual written consent of the Buyer and
Seller;

                           (b) by Buyer in the event that the conditions set
forth in Section 8.1 of this Agreement shall not have been satisfied or waived by November 15, 2006, unless such satisfaction shall have been frustrated or made impossible by any act or any failure to act of Buyer;

                           (c) by Seller in the event that the conditions set
forth in Section 8.2 of this Agreement shall not have been satisfied or waived by November 15, 2006, unless such satisfaction shall have been frustrated or made impossible by any act or failure to act of Seller.

                  11.2 EFFECT OF TERMINATION. In the event of termination in accordance with Section 11.1, this Agreement shall become void and of no further force or effect, without any liability or obligation on the part of any of the parties hereto, or their respective officers, directors, employees, agents consultants, representatives, except as set forth in Section 11.2(a) or 11.2(b) below and provided that the provisions of Sections 10.1, 10.5, 13.4, 13.6, 13.10, 13.11 and 13.12 and this Section 11.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 11.

                           (a) In the event Buyer breaches or fails, without
legal excuse, to complete the sale of the Purchased Assets or to perform its obligations under this Agreement as required by this Agreement, Seller shall have the right and option to either (i) enforce this Agreement against Buyer by specific performance (it being agreed that if Buyer has made it impossible or impracticable for Seller to receive the benefit of this Agreement through specific performance, then Seller may exercise any other remedy available at law or in equity), or (ii) terminate this Agreement and recover all damages incurred on account of such breach or default. Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein.

                           (b) In the event Seller breaches or fails, without
legal excuse, to complete the sale of the Purchased Assets or to perform its obligations under this Agreement as required by this Agreement, Buyer shall have the right and option to either (i) enforce this Agreement against Seller by specific performance (it being agreed that if Seller has made it impossible or impracticable for Buyer to receive the benefit of this Agreement through specific performance, then Buyer may exercise any other remedy available at law or in equity) so long as Buyer institutes such action within thirty (30) days of Seller's breach, or (ii) terminate this Agreement and recover all damages incurred on account of such breach or default. Notwithstanding any provision of this Agreement to the contrary, in no case shall Seller ever be liable to Buyer or any Buyer Party under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, "benefit of the bargain," business opportunities or any form of consequential, special or punitive damages in connection with any claim, liability, demand or cause of action (including, without limitation, any claim by Buyer) in any way or manner relating to the Hines Property or the Leased Property, the condition of the Hines Property or the Leased Property, this Agreement, or any transaction or matter between the parties contemplated hereunder. As a material consideration to Seller's entering into this Agreement with Buyer, Buyer waives any right to record or file a notice of lis pendens or notice of pendency of action or similar notice against any portion of Hines Property or Leased Property unless such filing is part of the action for specific performance. Except as set forth in this Section, Buyer hereby waives the remedy of specific performance on account of Seller's default under this Agreement.

                           (c) In the event that this Agreement is terminated,
Buyer shall within five (5) days deliver to Seller all copies of the Due Diligence Materials and not retain any copies thereof. This Section shall survive the termination of this Agreement. In the event that this Agreement is terminated other than by reason of a Seller default, Buyer shall promptly deliver to Seller copies of all surveys, appraisals, investigative reports and other written materials developed by (or for the benefit) of Buyer in connection with its due diligence review as set forth in Section 4 of this Agreement.

                           (d) Notwithstanding anything herein to the contrary,
in the event this Agreement is terminated by either Seller or Buyer pursuant to
Section 11.1(d), then neither party shall have any obligation to the other party or any of their respective officers, directors, employees, agents, consultants or representatives.

         12. POSSESSION. Possession of the Hines Property and the Leased Property shall be surrendered to Buyer at the Closing.

         13. GENERAL PROVISIONS.

                  13.1 NOTICES. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:


                  If to Buyer:             c/o Costa Nursery Farms, LLC
                                           22290 S.W. 162nd Avenue
                                           Miami, FL 33170
                                           Tel:  305-247-3248
                                           Attn: Arianna C. Arana, Esq.

                  With a copy to:          Adelaida Fernandez-Fraga, Esq.
                                           Arazoza & Fernandez-Fraga, P.A.
                                           2100 Salzedo Street, Suite 300
                                           Coral Gables, FL 33134
                                           Tel.: 305-444-6226


                  If to Seller:            Hines Nurseries, Inc.
                                           12621 Jeffrey Road
                                           Irvine, California 92620
                                           Facsimile: (949) 786-0968
                                           Attention: Claudia Pieropan, CFO

                  With a copy to:          Paul, Hastings, Janofsky & Walker LLP
                                           Seventeenth Floor
                                           695 Town Center Drive
                                           Costa Mesa, California  92626-1924
                                           Facsimile: (714) 668-6364
                                           Attention: Stephen D. Cooke, Esq.

                  13.2 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

                  13.3 BROKERS' FEES. Buyer and Seller each represents to the other that it has not dealt with any broker or agent in connection with this transaction, other than the Performance Group. Seller shall pay Performance Group a commission pursuant to a separate agreement, if, as and when such commission becomes payable under the separate agreement, but not otherwise. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set for in this paragraph. The provisions of this paragraph shall survive the Closing or the termination of this Agreement.

                  13.4 THIRD PARTY RIGHTS. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not create benefits on behalf of any other person not a party to this Agreement (including without limitation any broker or finder), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

                  13.5 ENTIRE AGREEMENT. This Agreement, including the annexes, schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

                  13.6 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties hereto, and any such purported assignment by any party without such consent shall be void.

                  13.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

                  13.8 RECITALS, SCHEDULES AND ANNEXES. The recitals, exhibits attached hereto and Seller's Schedule of Exceptions referred to herein and attached hereto are hereby incorporated herein and made a part hereof as if fully set forth herein. Disclosure of any fact or item in any section of Seller's Schedule of Exceptions shall, should the existence of the fact or item be relevant to any other section of Seller's Schedule of Exceptions, be deemed to be disclosed with respect to that other paragraph or section. The parties hereto acknowledge that certain matters set forth in Seller's Schedule of Exceptions are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement and that disclosure of such matters shall not be taken as an admission by the party delivering such Seller's Schedule of Exceptions that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall any such disclosure be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement.

                  13.9 CONSTRUCTION. The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  13.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Pennsylvania.

                  13.11 ATTORNEYS' FEES. In the event of any dispute related to or based upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

                  13.12 ARBITRATION.

                           (a) Any controversy, claim or dispute involving the
parties (or their affiliated persons) directly or indirectly concerning this Agreement or the subject matter hereof, including, without limitation, any questions concerning the scope and applicability of this Section 13.12 shall be finally settled by arbitration held in Bucks County, Pennsylvania by one arbitrator in accordance with the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof, provided that the arbitrator shall be (i) a Pennsylvania Bar licensed attorney with no less than fifteen (15) years experience in the active practice of law with a focus on commercial real estate transactions, or (ii) a former Court of Common Pleas or appellate court judge who served for no less than ten
(10) years. The arbitrator shall apply Pennsylvania law in the resolution of all controversies, claims and disputes and shall have the right and authority to determine how his or her decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective affiliates, and there shall be no appeal therefrom other than from gross negligence or willful misconduct.

                           (b) The parties hereto agree that any action to
compel arbitration pursuant to this Agreement must be brought in the appropriate court in Bucks County, Pennsylvania and in connection with such action to compel the laws of the State of Pennsylvania shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

                           (c) Notwithstanding the foregoing provisions of this
Section 13.12, nothing contained herein shall require arbitration of any issue arising under this Agreement for which injunctive relief or specific performance pursuant to Section 11.2 is successfully sought by any party hereto. Any action, suit or other proceeding initiated by Seller or Buyer against any other party for injunctive relief, specific performance pursuant to Section 11.2 or to enforce this Section 13.12 or any decision or award of the arbitrator must be brought in any Federal or state court in Bucks County, Pennsylvania having jurisdiction over the subject matter thereof as the party bringing such action, suit or proceeding shall elect. Seller and Buyer hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                           COSTA PENN FARMS LLC,
                           a Pennsylvania limited liability company

                           By:      /s/ Jose A. Costa III
                                    -----------------------------------
                           Name:    Jose A. Costa III
                                    -----------------------------------
                           Title:   Manager
                                    -----------------------------------

                           COSTA PENN LAND HOLDINGS LLC,
                           a Pennsylvania limited liability company

                           By:      /s/ Jose A. Costa III
                                    -----------------------------------
                           Name:    Jose A. Costa III
                                    -----------------------------------
                           Title:   Manager
                                    -----------------------------------


                           HINES NURSERIES, INC.,
                           a California corporation


                           By:      /s/ Claudia Pieropan
                                    -----------------------------------
                           Name:    Claudia Pieropan
                                    -----------------------------------
                           Title:   CFO
                                    -----------------------------------